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                                                                 EXHIBIT (a)(5)

            FORM OF LETTER FROM BROKERS, DEALERS, COMMERCIAL BANKS,
                    TRUST COMPANIES AND NOMINEES TO CLIENTS.

                           OFFER TO PURCHASE FOR CASH
                   UP TO 860,000 SHARES OF ITS COMMON SHARES
                                      AT A
                       PURCHASE PRICE OF $12.00 PER SHARE
                                       BY

                                POLK AUDIO, INC.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN
        DAYLIGHT TIME, ON APRIL 30, 1999, UNLESS THE OFFER IS EXTENDED.

                                 MARCH 30, 1999

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated March 30, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Polk Audio, Inc., a Maryland corporation (the "Company") to purchase up to 860,000 shares of common stock, $0.01 par value per share (the "Shares"), of the Company at a Purchase Price of $12.00 per share, net to the seller in cash, without interest thereon upon the terms and subject to the conditions set forth in the Offer to Purchase and in a related Letter of Transmittal (which together constitute the "Offer").

     THE OFFER IS NOT CONDITIONED ON A MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS.

     Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 860,000 Shares (or such greater amount of Shares as the Company may elect to purchase) are properly tendered and not properly withdrawn, the Company will buy Shares first from any person (an "Odd Lot Holder") who owned beneficially or of record as of the close of business on March 24, 1999 and who continue to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and so certified in the appropriate place in the Letter of Transmittal (and, if applicable, on a Notice of Guaranteed Delivery), who properly tender all their Shares, and then on a pro rata basis from all other stockholders who properly tender Shares (and do not properly withdraw such Shares prior to the Expiration Date).

     We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US OR OUR NOMINEE AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

YOUR ATTENTION IS INVITED TO THE FOLLOWING:

          1. The tender price is $12.00 per Share, as indicated in the attached Instruction Form, net to the seller in cash, without interest thereon.

          2. The Offer is conditioned on the Company being satisfied, in its sole discretion, that sufficient financing is available to consummate the Offer.

          3. The Board of Directors of the Company has approved the Offer. However, none of the Company, its Board of Directors or the Dealer Manager makes any recommendation to stockholders
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     as to whether to tender or refrain from tendering their Shares. Each stockholder must make the decision whether to tender such stockholder's Shares and, if so, how many Shares to tender and at the price or prices at which such Shares should be tendered.

          4. The Offer, and withdrawal rights will expire at 12:00 Midnight, Eastern Daylight Time, on April 30, 1999, unless the Offer is extended.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or solicitation fees to the Dealer Manager, Depositary, Information Agent or the Company or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Company pursuant to the Offer.

     If (i) you owned beneficially or of record as of the close of business on March 24, 1999, and continue to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares; (ii) you instruct us to tender on your behalf all such Shares prior to the Expiration Date; and (iii) you complete the section entitled "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the Instruction Form contained in this letter. An envelope in which to return your Instruction Form to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     As described in the Offer to Purchase, if more than 860,000 Shares (or such greater amount of Shares as the Company may elect to purchase) have been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase tendered Shares on the basis set forth below:

          1. first, all Shares tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder who:

             (a) tenders all Shares owned beneficially or of record by such Odd Lot Holder (tenders of less than all Shares owned by such Odd Lot Holder will not qualify for this preference); and

             (b) completes the box captioned "Odd Lots" in the attached Instruction Form and, if applicable, on the Notice of Guaranteed Delivery; and

          2. second, after purchase of all of the foregoing Shares, all other Shares properly tendered and not properly withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described in the Offer to Purchase.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares who were record holders on March 24, 1999. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Company will make a good faith effort to comply. If after such good faith effort, the Company cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Ferris, Baker Watts, Incorporated or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                                INSTRUCTION FORM
             INSTRUCTIONS FOR TENDER OF SHARES OF POLK AUDIO, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 30, 1999, (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Polk Audio, Inc., a Maryland corporation (the "Company") to purchase up to 860,000 shares (or such amount of shares as are properly tendered) of common stock, $0.01 par value per share (the "Shares") at a price of $12.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender to the Company, on (our)(my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us)(me) and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:

 ________ Shares*
---------------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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                                    ODD LOTS

[ ] By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on March 24, 1999 and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Dated                , 1999.              SIGN HERE:

                                          Signature(s)
                                          --------------------------------------

                                          --------------------------------------
                                          Please Type or Print Name(s)

                                          --------------------------------------
                                          Please Type or Print Address

                                          --------------------------------------
                                                                      (Zip Code)

                                          --------------------------------------
                                          Area Code and Telephone Number

                                          --------------------------------------
                                          Taxpayer Identification Number or
                                          Social Security Number

                       THIS FORM MUST BE RETURNED TO THE
                    BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

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